Exhibit 99.1

News Release

HEALTHGATE DATA CORP. ANNOUNCES INTENTION TO DEREGISTER ITS COMMON STOCK WITH THE SECURITIES AND EXCHANGE COMMISSION	HealthGate Contact: Julie Furrier 781-685-4164 jfurrier@healthgate.com

Burlington, MA — May 26, 2005 - HealthGate Data Corp. (HGAT) reported that it plans to file a Form 15 with the Securities and Exchange Commission (“SEC”) today to deregister its common stock and suspend its reporting obligations under the Securities and Exchange Act of 1934. The Company expects that the deregistration will become effective within 90 days of its filing with the SEC.

Upon filing of the Form 15, the Company’s obligation to file with the SEC certain reports and forms, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. In addition, the common stock of HealthGate Data Corp. will no longer be eligible for quotation on the OTC Bulletin Board. The Company anticipates that its common stock will be quoted on the Pink Sheets following today’s Form 15 filing and subsequent delisting from OTC Bulletin Board, to the extent market makers commit to make a market in its shares. However, the Company can provide no assurance that trading in its common stock will continue.

Bill Reece, HealthGate’s President and CEO, stated: “After careful consideration, the Company took this action because the disadvantages to our shareholders of continuing as a public Company far outnumber the advantages to them.”

Mr. Reece stated that the board of directors considered a number of factors in making this decision, including the following:

•                  the dramatically increased costs, both direct and indirect, associated with the preparation and filing of the Company’s periodic reports with the SEC;

•                  the expected substantial increase in costs associated with being a public company in light of regulations promulgated as a result of the Sarbanes-Oxley Act of 2002;

•                  the Company has fewer than 300 registered stockholders; and

•                  the lack of analyst coverage and minimal liquidity for the Company’s common stock.

Mr. Reece said, “Given the Company’s size, the cost of maintaining its public status is considerable, and involves substantial expenses and considerable management time. For a company our size, the additional costs cannot be justified. We believe the Company and its shareholders are better served in the long run if the Company’s management focuses its attention and resources on implementing the Company’s business plan and building long term value.  The Company intends to update its shareholders with financial information on an annual basis.”

25 Corporate Drive | Suite 310 | Burlington, MA 01803 | 781-685-4000 | fax 781-685-4050 | www.healthgate.com

©2005 HealthGate, all rights reserved

About HealthGate

HealthGate Data Corp. (HGAT) is a provider of evidence-based support tools, applications, and healthcare content that helps healthcare providers and payors improve quality of care, reduce variability of care, reduce costs, and reduce risk and liability. HealthGate’s evidence-based clinical guidelines are backed by rigorous and independent medical review supported through its affiliations with academic medical facilities including Duke University Medical Center, Vanderbilt University Medical Center, Emory University School of Medicine, and Oregon Health and Science University.

More information on HealthGate can be found at www.healthgate.com.

Forward Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. HealthGate’s actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements reflect management’s current expectations, are based on many assumptions, and are subject to certain risks and uncertainties, including, among other things: The market for HealthGate’s Quality Improvement and Risk Management Solutions products and services; HealthGate’s ability to timely develop its Quality Architect product and to develop new products and services; HealthGate’s ability to generate sufficient revenues from its evidence-based medical guidelines, its InteractiveIC product and its other future Quality Improvement and Risk Management Solutions products and services; HealthGate’s ability to keep up with the rapid technological developments in the health care industry; unpredictability of quarter-to-quarter results; competition; reliance on computer systems and software; HealthGate’s ability to retain key personnel; and other risk factors that are described in the periodic reports and other documents HealthGate files from time to time with the Securities and Exchange Commission. HealthGate does not intend to update or publicly release any revisions to the forward-looking statements.